UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 10, 2009

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2009, the Compensation Committee (the “Compensation Committee”) of eHealth, Inc. (the “Company”) approved of the 2009 Executive Bonus Plan and cash incentive bonus targets for fiscal year 2009 for Gary Lauer, eHealth’s president and chief executive officer (“Executive”), as follows:

	Estimated Future Payouts
	Target	Maximum
Gary Lauer	$260,000	$520,000

The payouts under the 2009 Executive Bonus Plan for the fiscal year ending December 31, 2009 will be determined by the Compensation Committee based on Company performance, specific financial results relating to achievement of revenue, non-GAAP operating earnings (GAAP operating income excluding stock based compensation expense) and EBITDA (GAAP operating income excluding stock based compensation expense, depreciation and amortization) goals, and individual performance. Financial goals and performance may be determined by excluding the effects of specified unusual items such as mergers and acquisitions, extraordinary or non-recurring items, and changes in accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2009	/s/ STUART M. HUIZINGA
Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)